UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): March 18, 2020

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Massachusetts Avenue, 4th Floor
Cambridge, Massachusetts	2139
(Address of principal executive offices)	(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2020, E. Lynne Kelley, M.D. tendered her resignation, effective April 3, 2020 (the "Effective Date"), as the Chief Medical Officer of X4 Pharmaceuticals, Inc. (the “Company”), to pursue other business opportunities. Dr. Kelley will be a named executive officer of the Company for fiscal 2019.

In connection with Dr. Kelley's resignation, the Company and Dr. Kelley entered into a Resignation Agreement and Release (the "Separation Agreement"). Under the terms of the Separation Agreement, following the expiration of a seven-day revocation period, the Company will pay Dr. Kelley severance in the amount of $34,850.10 per month, less applicable withholdings, for twelve (12) months from the first regular payroll date following the Effective Date. The Company also agreed to vest options to purchase 9,292 shares of the Company’s common stock previously granted to Dr. Kelley to vest as of the day immediately prior to the Effective Date, with such stock options to be exercisable for a period of 12 months following the Effective Date. Under the terms of the Separation Agreement, Dr. Kelley is entitled to payment of her accrued and unpaid base salary through the Effective Date, any unreimbursed expenses, any accrued but unused vacation pay and all other payments to which she is entitled under any applicable Company employee benefit plan. The Company also agreed to pay up to 12 months of continued medical, dental or vision coverage for Dr. Kelley pursuant to COBRA, if she elects such coverage. As consideration for the severance benefits, Dr. Kelley has agreed to customary non-disclosure and non-solicitation provisions and to a general release of all claims against the Company and its affiliates. Dr. Kelley and the Company have also agreed to a mutual customary non-disparagement provision.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the complete text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)  Exhibits

10.1	Resignation Agreement and Release by and between X4 Pharmaceuticals, Inc. and E. Lynne Kelley, M.D., dated March 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: March 20, 2020	By:	/s/ Derek Meisner
Derek Meisner
General Counsel